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                                                                 EXHIBIT e(1)(b)

                                 AMENDMENT NO. 1
                        TO MASTER DISTRIBUTION AGREEMENT
                                     BETWEEN
                                AIM ADVISOR FUNDS
                       (CLASS A SHARES AND CLASS C SHARES)
                                       AND
                            A I M DISTRIBUTORS, INC.

        The Master Distribution Agreement (the Agreement"), dated September 11, 2000, by and between AIM Advisor Funds, a Delaware business trust, and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

        Appendix A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                        TO MASTER DISTRIBUTION AGREEMENT
                                       OF
                                AIM ADVISOR FUNDS


CLASS A SHARES

AIM International Value Fund

AIM Real Estate Fund


CLASS C SHARES

AIM International Value Fund

AIM Real Estate Fund"


        All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated:  September 10, 2001
                                               AIM ADVISOR FUNDS


Attest:  /s/ P. MICHELLE GRACE                 By:   /s/ ROBERT H. GRAHAM
         ----------------------------                ---------------------------
         Assistant Secretary                         President

                                               A I M DISTRIBUTORS, INC.


Attest:  /s/ P. MICHELLE GRACE                 By:   /s/ MICHAEL J. CEMO
         ----------------------------                ---------------------------
         Assistant Secretary                         President